EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153435) of Signet Jewelers Limited of our report dated July 22, 2016 relating to the financial statements of the Signet Jewelers Limited US Employee Stock Savings Plan for the year ended April 30, 2016, which report appears in the Annual Report on Form 11-K of the Signet Jewelers Limited US Employee Stock Savings Plan for the year ended April 30, 2016.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio
July 28, 2016